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[KEVIN P. MARTIN & ASSOCIATES, P.C. LETTERHEAD]


              CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the inclusion in this Post Effective Amendment to the Registration Statement on Form S-11 of our report dated March 5, 2002 on the audit of the financial statements of BCA Associates Limited Partnership, f/k/a C & M Associates as of December 31, 2001. We also consent to our firm under the caption of "Experts".



                                         /s/ Kevin P. Martin & Associates, P.C.

                                         KEVIN P. MARTIN & ASSOCIATES, P.C.


April 3, 2002
Braintree, MA  02184